EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(e):  COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS

Amendment dated March 4, 2015 to the Management Agreement dated April 11, 2014
(previously filed as an exhibit to Post-Effective Amendment No. 15 to the Trust's registration statement on April 30, 2014) (SEC Accession No. 0000894189-14-002250),
is filed herewith.

Amended and Restated Sub-Advisory Agreement, between LoCorr Fund Management,
LLC and Billings Capital Management, LLC, with respect to the LoCorr Multi-Strategy
Fund, dated March 1, 2015, is incorporated herein by reference to Exhibit 99.(D)(VII) to
Post-Effective Amendment No. 23 to the Trust's registration statement on Form N-1A, filed on April 30, 2015, SEC Accession number 0000894189-15-002170 (File No. 811-
22509).

Amended and Restated Sub-Advisory Agreement, between LoCorr Fund Management,
LLC and Trust & Fiduciary Management Services, Inc., with respect to the LoCorr
Spectrum Income Fund and the LoCorr Multi-Strategy Fund, dated as of March 3, 2015, is incorporated herein by reference to Exhibit 99.(D)(XII) to Post-Effective Amendment
No. 20 to the Trust's registration statement on Form N-1A, filed on March 6, 2015, SEC
Accession number 0000894189-15-001204 (File No. 811-22509).